                                                                EXHIBIT 99.9


                         CONTRIBUTION AND TRANSFER AGREEMENT

                  This Contribution and Transfer Agreement (the "Agreement") is entered into on October 28, 2001 by and among United States Trust Company of New York, as trustee (the "Pension Plan Trustee") of the General Motors Special Hourly Employees Pension Trust established under the General Motors Hourly-Rate Employees Pension Plan (the "Pension Plan") for the account and on behalf of the Pension Plan (which shall thereby be deemed a party to this Agreement), United States Trust Company of New York, as a trustee (the "VEBA Trustee") of the Sub-Trust of the General Motors Welfare Benefit Trust established under the General Motors Welfare Benefit Trust, a voluntary employees' beneficiary association trust established to fund certain collectively bargained hourly retiree health care benefits under the General Motors Health Care Program for Hourly Employees and certain collectively bargained hourly retiree life insurance benefits under the General Motors Life and Disability Benefits Program for Hourly Employees and such benefits under other applicable collectively bargained welfare plans (the "VEBA"), for the account and on behalf of the VEBA (which shall thereby be deemed a party to this Agreement) and General Motors Corporation, a Delaware corporation ("GM").

                  WHEREAS, GM, the Pension Plan and the VEBA entered into a Registration Rights Agreement and a Transfer Agreement (the "Current Transfer Agreement"), each dated as of June 12, 2000, in connection with the contribution by GM of 60,500,000 shares (without giving effect to the stock split described below) of Class H Common Stock, par value $0.10 per share, of GM (the "GM Class H Common Stock") to the Pension Plan and the VEBA;

                  WHEREAS, the Pension Plan and the VEBA became holders of record of such 60,500,000 shares of GM Class H Common Stock as of June 12, 2000;

                  WHEREAS, the Board of Directors of GM declared a three-for-one stock split in respect of the GM Class H Common Stock in the form of a 200 percent stock dividend, payable on June 30, 2000, to holders of record as of June 13, 2000, as a result of which such 60,500,000 shares became 181,500,000 shares of GM Class H Common Stock;

                  WHEREAS, to reflect such stock split of the GM Class H Common Stock, GM, the Pension Plan and the VEBA entered into that certain Restated Registration Rights Agreement, dated as of July 1, 2000 (the "Current Registration Rights Agreement");

                  WHEREAS, Hughes Electronics Corporation, a Delaware corporation ("Hughes") is currently a wholly owned subsidiary of GM;

                  WHEREAS, Hughes and EchoStar Communications Corporation ("EchoStar") desire to combine the business of EchoStar with the business of Hughes pursuant to a merger of EchoStar with and into Hughes, with Hughes as the surviving corporation (the "Hughes Merger"), as contemplated by that certain Agreement and Plan of Merger (the "Merger Agreement") of even date herewith by and between Hughes and EchoStar;

                  WHEREAS, prior to the Hughes Merger, Hughes will be separated from GM pursuant to a spin-off or split-off of Hughes (the "Spin-Off") in connection with a series of other transactions (the "GM Transactions");

                  WHEREAS, as a result of the GM Transactions, the GM Class H Common Stock will be redeemed and exchanged for shares of Hughes Class C Common Stock (as defined below) in exchange for all of the outstanding shares of GM Class H Common Stock and, among other things, in connection therewith, GM shall distribute to holders of record of GM's Series H 6.25% Automatically Convertible Preference Stock, par value $0.10 per share (the "GM Series H Preference Stock"), shares of Preference Stock, par value $0.10 per share, of Hughes (the "Hughes Preference Stock") in exchange for all of the outstanding shares of GM Series H Preference Stock;

                  WHEREAS, immediately following the consummation of the GM Transactions, the Hughes Merger will be consummated;

                  WHEREAS, the Donees, GM, Hughes and Charles W. Ergen have entered into a Letter Agreement, of even date herewith (the "Letter Agreement") and, as contemplated by the terms of the Letter Agreement, anticipate entering into a Registration Rights Agreement (the "Donees Registration Rights Agreement"), with Hughes which would become effective at the effective time of the Hughes Merger;

                  WHEREAS, at the effective time of the Hughes Merger, the Current Registration Rights Agreement will be either terminated pursuant to the terms of the Letter Agreement or replaced in its entirety by the Donees Registration Rights Agreement, in either case, such that GM shall be released from all obligations under the Current Registration Rights Agreement and shall have no further obligations to the Donees except as specifically set forth herein;

                  WHEREAS, the Trustee has been appointed by the named fiduciary of the Pension Plan (the "Pension Plan Named Fiduciary") (as determined in accordance with Section 402(a) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), to manage the Registrable Securities owned by the Pension Plan as described herein and to exercise all rights, powers and privileges appurtenant to such shares (subject to the authority of the Pension Plan Named Fiduciary to terminate such appointment and appoint one or more other investment managers for any such shares);

                  WHEREAS, the Trustee has been appointed by the named fiduciary of the VEBA (the "VEBA Named Fiduciary") (as determined in accordance with Section 402(a) of ERISA), to manage the Registrable Securities owned by the VEBA as described herein and to exercise all rights, powers and privileges appurtenant to such shares (subject to the authority of the VEBA Named Fiduciary to terminate such appointment and appoint one or more other investment managers for any such shares);

                  WHEREAS, GM, the Pension Plan and the VEBA desire to terminate the Current Transfer Agreement upon (but only upon) the consummation of the Hughes Merger, except as and to the extent contemplated by this Agreement;

                  WHEREAS, GM may from time to time, in its sole and absolute discretion and subject to the satisfaction of certain regulatory and other conditions, contribute shares of Hughes Class C Common Stock to the VEBA;

                  WHEREAS, the VEBA Trustee has full power and authority to execute and deliver this Agreement for the account and on behalf of the VEBA and to so bind the VEBA; and

                  WHEREAS, the Pension Plan Trustee has full power and authority to execute and deliver this Agreement for the account and on behalf of the Pension Plan and to so bind the Pension Plan;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, GM, the Pension Plan and the VEBA agree as follows:

         1. Contribution of Securities.

                  (a) This Section 1 shall be effective upon (but only upon) the consummation of the Hughes Merger.

                  (b) Subject to Section 1(g), GM shall have the right, in its sole and absolute discretion, to contribute shares of Hughes Class C Common Stock to the VEBA (such contribution being hereinafter referred to as a "Contribution"). GM agrees that a Contribution shall be made only on a day that the primary securities exchange (the "Exchange") upon which the Hughes Class C Common Stock is listed is open for trading (a "Business Day").

                  (c) GM agrees that it shall give the VEBA Trustee and its valuation adviser notice by teleconference after the close of normal trading on the Exchange but no later than 5:00 p.m., New York time, on the Business Day prior to the Business Day on which GM contemplates making a Contribution to the VEBA, that it contemplates making such a Contribution; provided, however, that such notice shall be revocable by GM at any time in its sole discretion prior to the conclusion of the teleconference referred to in this Section 1(c). In such teleconference, GM shall state the date on which GM contemplates making the proposed Contribution and a range for the number of shares of Hughes Class C Common Stock which may be contributed, and the VEBA Trustee together with its valuation adviser, will estimate a value per share, based on the mean between the highest and lowest quoted selling prices on the date of notice on the Exchange of Hughes Class C Common Stock, at various points within such range.

                  (d) At any time after 4:30 p.m., New York time, but in any event prior to 11:00 p.m., New York time, on the day of the proposed Contribution, GM will give the VEBA Trustee and its valuation adviser notice by teleconference of its continued interest, if any, in making a Contribution to the VEBA. In such teleconference, GM will make one or more estimates of the specific number of shares of Hughes Class C Common Stock which GM may contribute and the VEBA Trustee, together with its valuation adviser, will state the value per share it would assign for the Contribution based on each such estimate and based on the mean between the highest and lowest quoted selling prices on such date on the Exchange of Hughes Class C Common Stock. If GM so decides, it shall irrevocably commit itself in such teleconference to contribute a number of shares of Hughes Class C Common Stock equal to one of such estimates, and, as applicable, the VEBA Trustee's valuation adviser shall be irrevocably committed to opine to the applicable value per share previously stated by it in such teleconference. The Contribution, if any, shall be effective at the end of such teleconference, and the value per share for purposes of such Contribution shall be such stated value. As soon as practicable after the teleconference in which a Contribution is made, GM shall deliver instructions to Hughes' transfer agent to issue the shares of Hughes Class C Common Stock so contributed (in the form described below) and to register such shares of Hughes Class C Common Stock in the name of the VEBA or its nominees, and GM shall confirm such Contribution by delivering copies of such transfer instructions to the VEBA Trustee. As soon as practicable after the teleconference, the VEBA Trustee's valuation adviser will deliver to the VEBA Trustee with a copy to GM, its written valuation opinion, confirming the valuation given in the teleconference.

                  (e) Delivery of certificates representing (or other evidence of ownership of) shares of Hughes Class C Common Stock contributed in a Contribution shall be made to the VEBA at the offices of the VEBA Trustee (or such other place as may be mutually agreed upon) in such form as shall permit, subject to the provisions of this Agreement, the Transfer of the shares of Hughes Class C Common Stock through normal means of settlement (subject to the proviso in the next following sentence), not later than 5:00 p.m., New York time, on the fourth full Business Day after such Contribution. Such certificates (or other evidence of ownership) shall be in due and proper form for delivery under applicable corporate law and shall be accompanied by such other documents and certificates as may be reasonably requested by the VEBA Trustee to confirm that the VEBA, upon receipt of such certificates (or other evidence of ownership), may, subject to the provisions of this Agreement, Transfer record and beneficial ownership of the shares of Hughes Class C Common Stock represented by such certificates (or other evidence of ownership thereof); provided, however, that the VEBA agrees and acknowledges that the certificates representing the Hughes Class C Common Stock contributed in any Contribution may bear such restrictive legends as Hughes deems appropriate and each uncertificated share of Hughes Class C Common Stock may have an appropriate designation made in the book-entry records of Hughes relating thereto, in each case to reflect restrictions on Transfer applicable to such shares of Hughes Class C Common Stock.

                  (f) The VEBA represents and warrants that it, together with its investment managers, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Hughes Class C Common Stock. The VEBA understands and acknowledges that the Contributions have not been and will not be registered under the Securities Act or any state securities law and that the Hughes Class C Common Stock may not be the subject of any Transfer except as expressly permitted by this Agreement and the Donees Registration Rights Agreement (if executed and delivered as contemplated by the terms of the Letter Agreement).

                  (g) Notwithstanding any provision in this Agreement to the contrary, the VEBA shall not be obligated to accept any proposed contribution of Hughes Class C Common Stock unless and until the VEBA Trustee has determined, in its sole and absolute discretion, that such contribution is in the interest of the VEBA beneficiaries and will not result in a violation by the VEBA or the VEBA Trustee of the requirements of ERISA or any other applicable law.

         2. Transfer Restrictions. Notwithstanding any other provision of this Agreement, the Current Registration Rights Agreement, the Letter Agreement, the Donees Registration Rights Agreement (if executed and delivered as contemplated by the terms of the Letter Agreement), or the Current Transfer Agreement, neither the Pension Plan nor the VEBA shall make any Transfer of any Registrable Securities from the date hereof until the end of the Tax Restriction Period; provided, however, that nothing in this Agreement shall prohibit the Donees from making any Transfer of Registrable Securities if and to the extent that such Transfer is required pursuant to the terms of the Spin-Off.

         3. Private Letter Ruling. Upon the joint request of the Pension Plan and the VEBA at any time following the date that is six (6) months after the Merger Effective Time (as defined in the Merger Agreement), GM shall prepare and file with the Internal Revenue Service, as promptly as reasonably practicable after GM's receipt of such request, a request for a private letter ruling to the effect that sales of the Registrable Securities by the Donees shall not be treated as made pursuant to a Section 355(e) Plan (as defined below) that includes the Spin-Off.

         4. Other Agreements. Without limiting the provisions of the Current Transfer Agreement which shall remain effective, as modified by this Agreement, prior to the Merger Effective Time, the following provisions shall be effective as of and after the Merger Effective Time:

                  (a) The Donees (or the Pension Plan Trustee and the VEBA Trustee (collectively, the "Trustees") on behalf of the Pension Plan and the
VEBA) will vote against any proposed business combination involving two or more corporations, or any other transaction (or series of related transactions) involving the issuance, exchange, conversion, recapitalization or redemption of Hughes Class C Common Stock or any other stock issued in respect thereof by any successor issuer, as applicable (a "Merger"), or similar transaction for which it is entitled or permitted to cast a vote if GM delivers to the Trustees, no later than three Business Days prior to the scheduled date for the stockholders meeting at which such Merger or similar transaction is to be voted on or the expiration date for the consent solicitation with respect thereto, as the case may be, an opinion of tax counsel reasonably satisfactory to the Trustees (which tax counsel may have been and be retained, employed or consulted from time to time by GM) that there is a material risk that such Merger or similar transaction would have an adverse impact on the tax-free status of the Spin-Off.

                  (b) Each of the parties shall treat all notices of and information relating to proposed Transfers, the Spin-Off and Mergers that are received from the other party with the strictest confidence and shall not disseminate such information; provided, however, that nothing herein shall prohibit disclosure of any such notice or information to the then issuer of the Registrable Securities. Nothing herein shall be construed to require GM or any of its Affiliates to make any public disclosure of information at any time.

         5. Remedies. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that either Donee's breach of any term or provision of this Agreement will materially and irreparably harm GM, that money damages will accordingly not be an adequate remedy for any breach of the provisions of this Agreement by the Donees and that GM, in its sole discretion and in addition to any other remedies it may have at law or in equity, may apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

         6. Termination of Current Registration Rights Agreement; Release of GM. By their execution and delivery of this Agreement and the Letter Agreement, GM, the Pension Plan and the VEBA, who are all of the parties to the Current Registration Rights Agreement, acknowledge and agree that upon (but only upon) the consummation of the Hughes Merger, the Current Registration Rights Agreement shall be either terminated pursuant to the terms of the Letter Agreement or replaced in its entirety by the Donees Registration Rights Agreement (if executed and delivered as contemplated by the terms of the Letter Agreement). By their execution and delivery of this Agreement, GM, the Pension Plan and the VEBA, who are all of the parties to the Current Transfer Agreement, acknowledge and agree that upon (but only upon) the consummation of the Hughes Merger, the Current Transfer Agreement shall be terminated and of no force and effect. Until the consummation of the Hughes Merger, the Current Registration Rights Agreement and the Current Transfer Agreement, each as modified by this Agreement and as each may be amended or modified pursuant to the terms thereof, shall remain in full force and effect. The parties hereto agree and acknowledge that upon the consummation of the Hughes Merger, GM, the Pension Plan and the VEBA shall each be automatically released (without further action by any of the parties hereto) from all obligations under the Current Registration Rights Agreement, Current Transfer Agreement and any and all side letters entered into in connection therewith. If the Merger Agreement is terminated for any reason, this Agreement and the Donees Registration Rights Agreement (if executed and delivered as contemplated by the terms of the Letter Agreement) shall terminate automatically (without further action by any of the parties hereto) and shall become null and void and the Current Registration Rights Agreement and the Current Transfer Agreement, as each may be amended or modified pursuant to the terms thereof, shall remain in full force and effect.

         7. Definitions.

         "Affiliate" shall have the meaning set forth in Rule 12b-2 under the Exchange Act (or any successor thereto).

         "Agreement" shall have the meaning set forth in the recitals hereto.

         "Business Day" shall have the meaning set forth in Section 1(b).

         "Contribution" shall have the meaning set forth in Section 1(b).

         "Current Transfer Agreement" shall have the meaning set forth in the recitals hereto.

         "Current Registration Rights Agreement" shall have the meaning set forth in the recitals hereto.

         "Donees" means the Pension Plan and the VEBA.

         "Donees Registration Rights Agreement" shall have the meaning set forth in the recitals hereto.

         "EchoStar" shall have the meaning set forth in the recitals hereto.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange" shall have the meaning set forth in Section 1(b).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         "GM" shall have the meaning set forth in the recitals hereto.

         "GM Class H Common Stock" shall have the meaning set forth in the recitals hereto.

         "GM Series H Preference Stock" shall have the meaning set forth in the recitals hereto.

         "GM Transactions" shall have the meaning set forth in the recitals hereto.

         "Hedging Transaction" means (A) directly or indirectly offering, pledging, announcing the intention to sell, selling or contracting to sell any option for, or announcing the intention to purchase, purchasing or contracting to purchase any option for, or granting any option, right or warrant with respect to any Subject Securities or (B) entering into any swap, option, future, forward or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any Subject Securities or (C) any amendment, supplement or modification to any transaction described in (A) or (B) above, whether any such transaction described in clause (A), (B) or (C) of this definition is to be settled by delivery of Subject Securities, in cash or otherwise.

         "Hughes" shall have the meaning set forth in the recitals hereto.

         "Hughes Class C Common Stock" means the Class C Common Stock, par value $0.01 per share, of Hughes and any securities issued or issuable with respect to the Hughes Class C Common Stock in connection with any stock dividend, stock split (forward or reverse), combination of shares, recapitalization, merger, consolidation, redemption, exchange of securities or other reorganization or reclassification after the date hereof.

         "Hughes Preference Stock" shall have the meaning set forth in the recitals hereto.

         "Hughes Merger" shall have the meaning set forth in the recitals hereto.

         "Letter Agreement" shall have the meaning set forth in the recitals hereto.

         "Merger" shall have the meaning set forth in Section 4(a) hereto.

         "Merger Agreement" shall have the meaning set forth in the recitals hereto.

         "Pension Plan" shall have the meaning set forth in the recitals hereto.

         "Pension Plan Named Fiduciary" shall have the meaning set forth in the recitals hereto.

         "Pension Plan Trustee" shall have the meaning set forth in the recitals hereto.

         "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

         "Registrable Securities" for the purposes of this Agreement means (i) until such shares become shares of common stock of Hughes as a result of the Spin-Off, the Registrable Securities (as such term is defined in the Current Registration Rights Agreement), (ii) immediately following the consummation of the Spin-Off, the Hughes Class C Common Stock into which the Registrable Securities described in (i) above are converted and (iii) the securities issued or issuable with respect to the securities referred to in clauses (i) and (ii) in connection with any stock dividend, stock split (forward or reverse), combination of shares, recapitalization, merger, consolidation, redemption, exchange of securities or other reorganization or reclassification after the date hereof.

         "Section 355(e) Plan" means any transaction or series of transactions or any agreement, understanding or arrangement or any substantial negotiations with respect to any transaction or series of transactions, that is, or that is presumed to be, for purposes of Section 355(e) of the Internal Revenue Code of 1986 and any proposed, temporary or final Treasury Regulations promulgated thereunder, part of a plan or series of related transactions.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

         "Spin-Off" shall have the meaning set forth in the recitals hereto.

         "Spin-Off Effective Time" means the latest effective date of any and all distributions of Hughes Class C Common Stock and Hughes Preference Stock, made in connection with or pursuant to the Spin-Off.



         "Subject Securities" means the Registrable Securities or any securities that are substantially similar to the Registrable Securities, including any securities convertible into or exercisable or exchangeable for, that represent the right to receive, or that have a value derived from shares of Registrable Securities or any substantially similar securities.

         "Tax Restriction Period" means the period from and including the date of this Agreement to and including the date of the second anniversary of the Spin-Off Effective Time; provided, however, that if (a) the Internal Revenue Service issues to GM an unconditional private letter ruling to the effect that sales of the Registrable Securities by the Donees shall not be treated as being made pursuant to a Section 355(e) Plan that includes the Spin-Off and (b) such private letter ruling is acceptable to counsel to GM then, as to a sale of Registrable Securities by a Donee that complies fully with the restrictions and limitations, if any, contained in such private letter ruling, the Tax Restriction Period shall end upon the date of the delivery of such private letter ruling, but only if and so long as such private letter ruling has not been withdrawn, invalidated, revoked or otherwise terminated or modified in an adverse manner, and so long as GM shall not have been notified by the Internal Revenue Service, and shall not have otherwise reasonably determined, on the basis of an opinion of outside tax counsel, that there is more than an immaterial possibility that the sales of the Registrable Securities by the Donees will be treated as being made pursuant to a Section 355(e) Plan that includes the Spin-Off.

         "Transfer" means any sale, transfer, or other disposition of Registrable Securities (including, without limitation, any sale in compliance with the applicable provisions of Rule 144 under the Securities Act or any successor provision thereto, any offering pursuant to Rule 144A under the Securities Act or any successor provision thereto, any privately-negotiated sale with one or more transferees, any brokerage or market transaction or any block sale), any Hedging Transaction (including any pledge and any disposition upon the foreclosure of any pledge) or any agreement, understanding or arrangement to do any of the foregoing or any substantial negotiations with respect thereto.

         "Trustees" shall have the meaning set forth in Section 4(a).

         "VEBA" shall have the meaning set forth in the recitals hereto.

         "VEBA Named Fiduciary" shall have the meaning set forth in the recitals hereto.

         "VEBA Trustee" shall have the meaning set forth in the recitals hereto.

         8.       Miscellaneous.

                  (a) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented except by a writing signed by the VEBA, the Pension Plan and GM.

                  (b) Notices. All notices and other communications provided for or permitted hereunder shall be in writing and, except as specified herein, shall be made by hand delivery, by registered or certified first-class mail, return receipt requested, overnight courier or facsimile transmission:

                  (1) If to the Pension Plan:

                      United States Trust Company of New York
                      600 Fourteenth Street, N.W., Suite 400
                      Washington, DC 20005-3314
                      Attention:   Norman P. Goldberg
                                   Authorized Agent
                      Telephone:   (202) 585-4175
                      Facsimile:   (202) 783-7044

                      with copies to:

                      General Motors Investment Management Corporation 767 Fifth Avenue
                      New York, New York 10153
                      Attention:   Managing Director, North American
                                   Equities
                      Telephone:   (212) 418-6420
                      Facsimile:   (212) 418-3665

                      and

                      Jones, Day, Reavis & Pogue

                        2727 North Harwood Street
                        Dallas, Texas 75201-1515
                        Attention:    James F. Carey
                        Telephone:    (214) 220-3939
                        Facsimile:    (214) 969-5100

             (ii)       If to the VEBA:

                        United States Trust Company of New York
                        600 Fourteenth Street, N.W., Suite 400
                        Washington, DC 20005-3314
                        Attention:    Norman P. Goldberg
                                      Authorized Agent
                        Telephone:    (202) 585-4175
                        Facsimile:    (202) 783-7044

                        with copies to:

                        General Motors Investment Management Corporation 767 Fifth Avenue
                        New York, New York 10153
                        Attention:    Chief Investment Officer,
                                      GM Subsidiaries
                        Telephone:    (212) 418-6318
                        Facsimile:    (212) 418-3656

                        and

                        Jones, Day, Reavis & Pogue
                        2727 North Harwood Street
                        Dallas, Texas 75201-1515
                        Attention:    James F. Carey
                        Telephone:    (214) 220-3939
                        Facsimile:    (214) 969-5100

             (iii)      If to GM:

                        General Motors Corporation
                        767 Fifth Avenue
                        New York, New York 10153
                        Attention:    Treasurer
                        Telephone:    (212) 418-3500

                        Facsimile:     (212) 418-3695

                        with a copy to:

                        General Motors Corporation
                        Legal Staff
                        300 Renaissance Center
                        Mailcode 482-C25-C22
                        Detroit, Michigan 48265-3000
                        Attention:     Warren G. Andersen, Esq.
                        Telephone:     (313) 665-4921
                        Facsimile:     (313) 665-4978



All notices and communications shall be deemed to have been duly given and received: when received telephonically, if notice by teleconference is specifically called for by this Agreement; when delivered by hand, if hand delivered; the fifth Business Day after being deposited in the mail, registered or certified, return receipt requested, first class postage prepaid, or earlier Business Day actually received, if mailed; the first Business Day after being deposited with an overnight courier, postage prepaid, if by overnight courier; upon oral confirmation of receipt, if by facsimile transmission. Each party agrees promptly to confirm receipt of all notices. Whenever notices are required to be given by any investment manager (including the VEBA Trustee and the Pension Plan Trustee) with respect to the shares of Hughes Class C Common Stock contributed hereunder, such notices may only be given by an officer or employee of such investment manager designated in advance in writing to the recipient of such notice.

                  (c) No Third Party Beneficiaries. This Agreement shall be for the sole and exclusive benefit of GM, the VEBA, the VEBA Trustee, the Pension Plan, the Pension Plan Trustee and any other investment manager or managers acting on behalf of the VEBA or the Pension Plan with respect to the Registrable Securities owned by the VEBA or the Pension Plan, and their respective successors, and directors, trustees, officers, employees, agents and controlling Persons indemnified hereunder. Nothing in this Agreement shall be construed to give any other Person any legal or equitable right, remedy or claim under this Agreement.

                  (d) Descriptive Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not constitute a part hereof.

                  (e) Cooperation. Each party hereto shall take such further action, and execute such additional documents, as may be reasonably requested by any other party hereto in order to carry out the purposes of this Agreement.

                  (f) Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by each of the parties and their successors and the directors, trustees (including, without limitation, any successor trustee for the VEBA or the Pension Plan), officers, employees, agents and controlling Persons of the parties. Except for an assignment to a successor trustee or to an investment manager as stated herein, none of the rights or obligations under this Agreement shall be assigned by VEBA or the Pension Plan without the consent of GM or by GM without the consent of the VEBA and the Pension Plan.

                  (g) Counterparts. This Agreement may be executed in counterparts, and shall be deemed to have been duly executed and delivered by all parties when each party has executed a counterpart hereof and delivered an original or facsimile copy thereof to the other party. Each such counterpart hereof shall be deemed to be an original, and all of such counterparts together shall constitute one and the same instrument.

                  (h) Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal laws (and not the laws of conflict) of the State of Delaware.

                  (i) Acknowledgments. Each of the VEBA and the Pension Plan agrees that it will obtain written acknowledgments, and provide a copy of such acknowledgments to GM and Hughes, from each of its investment managers relating to the Registrable Securities owned by it, and, with respect to the VEBA (other than the VEBA Trustee), the shares of Hughes Class C Common Stock contributed hereunder and from the valuation advisers of the VEBA Trustee and the Pension Plan Trustee, confirming that such entity has received and reviewed this Agreement and the Donees Registration Rights Agreement (if executed and delivered as contemplated by the terms of the Letter Agreement), and will comply with the terms of this Agreement and the Donees Registration Rights Agreement (if executed and delivered as contemplated by the terms of the Letter Agreement) applicable to it.



                                    * * * * *


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
         IN WITNESS WHEREOF, the parties hereto, being duly authorized, have executed and delivered this Contribution and Transfer Agreement on the date first above written.



                              GENERAL MOTORS SPECIAL HOURLY
                              EMPLOYEES PENSION TRUST

                              By:      United States Trust Company of New York,
                                                    As Trustee

                              By:      /s/ Norman P. Goldberg
                                       ---------------------------------

                              Name:    Norman P. Goldberg
                              Title:   Authorized Agent



                              SUB-TRUST OF THE GENERAL MOTORS WELFARE
                              BENEFIT TRUST

                              By:      United States Trust Company of New York,
                                                   As Trustee

                              By:      /s/ Norman P. Goldberg
                                       ---------------------------------
                              Name:    Norman P. Goldberg
                              Title:   Authorized Agent



                              GENERAL MOTORS CORPORATION

                              By:      /s/ Warren G. Andersen
                                       ---------------------------------
                              Name:    Warren G. Andersen
                              Title:   Assistant General Counsel




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